 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015 (December 8, 2015)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On June 19, 2011, the registrant’s wholly owned Israeli subsidiary, Pluristem Ltd., or Pluristem, entered into an exclusive license agreement, or the Agreement, with United Therapeutics Corporation, or United, for the use of Pluristem’s PLacental eXpanded, or PLX, cells to develop and commercialize a cell-based product for the treatment of Pulmonary Arterial Hypertension, or PAH.  Among other things, the Agreement provided that United would receive exclusive worldwide license rights for the development and commercialization of Pluristem’s PLX cell-based product to treat PAH, subject to the payment schedule set forth in the Agreement.

On December 8, 2015, the registrant received a notice from United terminating the Agreement, effective immediately.

Pursuant to the Agreement's termination clause, Pluristem will regain full rights to PLX in the field of PAH, as well as all clinical data and regulatory submissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: December 10, 2015	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: President, Chief Financial Officer and Chief Operating Officer